UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005 (May 18, 2005)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 FORM OF RESTRICTED STOCK AGREEMENT

Item 1.01. Entry Into a Material Definitive Agreement

     On May 18, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of AmSurg Corp. (the “Company”) approved contribution amounts for the Company’s Supplemental Executive Retirement Savings Plan and approved a new Long Term Care Plan. Pursuant to the Company’s Supplemental Executive Retirement Savings Plan, employees who are at the executive level of Vice President or higher may make pre-tax contributions to an investment account established in such executive’s name by deferring a portion of their base compensation and their bonus compensation. The Company makes additional contributions in its discretion based on a formula set by the Committee. For 2005, the Committee has approved a contribution equal to 3% of the annual base compensation of such executives, plus an additional contribution ranging from 2% to 15% of the annual base compensation of such executives, depending on the level of corporate profits achieved. The Company’s contributions vest in equal increments over five years, subject to automatic vesting if the executive retires, dies, or becomes disabled, if the plan terminates or if there is a change in control of the Company.

     The Committee also approved a Long Term Care Plan for the Company. Pursuant to the terms of the Long Term Care Plan, covered employees are entitled to receive monthly payments in the event they become disabled and require long term care. The Company will pay the premium for a $2,000 per month benefit for employees at the executive level of Vice President or higher, and those employees may purchase additional coverage up to a maximum benefit of $6,000 per month at their expense. Employees of the Company below the level of Vice President may purchase coverage under the plan up to a maximum benefit of $6,000 per month at their expense.

     On the date of each annual meeting of shareholders, each non-employee director who is elected or reelected to the Board of Directors of the Company, or who otherwise continues as a director, automatically receives on the date of the annual meeting of shareholders a grant of that number of shares of restricted common stock of the Company having an aggregate fair market value on such date equal to $10,000, adjusted annually for changes in the Consumer Price Index, or CPI. On May 19, 2005, the date of the Company’s 2005 annual meeting of shareholders, each non-employee director received 432 shares of common stock having an aggregate fair market value of $11,910. The form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

         (c)  Exhibit 10.1 — Form of Restricted Stock Agreement

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: May 24, 2005

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INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Form of Restricted Stock Agreement